Exhibit 10.5

February 2, 2005

Jeffrey A. Eckmann
409 Orchard Park Drive
Bermuda Run, NC 27006

Dear Jeff:

     When signed in the space provided below, this document shall constitute an acceptance of an amendment to your offer of employment letter dated July 29, 2004.

     Your offer of employment letter is hereby amended by adding the following explanatory language regarding your eligibility for severance and the Company’s Long Term Incentive Plan (LTIP):

•	Following the termination of your active employment, projected to be August 31, 2006, you will be eligible to receive severance under the terms of a Special Severance Benefits and Change of Control Protection agreement, subject to approval by the RAI Board of Directors.

•	If you are terminated from active employment under circumstances that make you eligible for the terms of Special Severance Benefits and Change of Control Protections agreement, any LTIP granted to you will be deemed to be fully vested on your last day of active employment.

     Please indicate your agreement to the terms of this amendment by signing below and returning it to Ann Johnston. A copy will be provided to you.

Sincerely,

REYNOLDS AMERICAN INC.

By:	/s/ Ann A. Johnston

Ann A. Johnston Executive Vice President Human Resources

Acknowledged and Accepted:

/s/ Jeffrey A. Eckmann
Jeffrey A. Eckmann

Date: February 4, 2005